JOINDER TO SERIES B PREFERRED SHARE PURCHASE AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Additional Investor”) in accordance with the Section 3.3 of that certain Series B Preferred Share Purchase Agreement dated as of October 19th, 2014, as amended (the “SPA”) by and among Spondoolies Tech Ltd. (the “Company”) and the Investors listed therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the SPA.

By executing and delivering this Joinder, the Additional Investor hereby: (i) joins in and becomes a party to the SPA and, subject to and effective as of the Deferred Closing therewith, to the Amended Investor Rights Agreement dated as of October 19th, 2014 by and among the Company, the Founders and the Investors listed therein, as may be amended (the “IRA”), and further acknowledges, agrees and confirms that the undersigned shall be bound by and subject to the terms and conditions of each of such agreements as an Additional Investor and, as applicable, as an Investor, for all intents and purposes under the SPA, and as an Investor for all intents and purposes under the IRA; (ii) without derogating from the generality of the foregoing, the undersigned Additional Investor shall deliver to the Company, all documentation and certificates to be delivered to the Company following the Deferred Closing or in connection therewith, as set forth in the SPA; and (iii) represents and warrants to the Company, and acknowledges that the Company is entering into this Joinder Agreement (and, consequently, into the SPA and IRA) therewith in reliance that the representations and warranties set forth in Section 5 of the SPA are true and correct in respect of the undersigned Additional Investor and its respective investment in the Company, and shall be true and correct as of the Deferred Closing therewith as if made on such Deferred Closing.

Attached hereto is the Updated Schedule I to the SPA, reflecting the Shares to be issued against payment at the Deferred Closing.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement, to become effective as of the date on which the Company countersigns this Joinder Agreement.

NAME: BITCOIN SHOP INC.

By:	/s/ Charles Allen
Name:	Charles Allen
Title:	CEO
Address for Notices:
1901 North Fort Myer Drive, Suite #1105
Arlington, VA 22209

ACCEPTED AND ACKNOWLEDGED:

Spondoolies Tech Ltd.

By:
Guy Corem, CEO

Date: May ___, 2015